Exhibit 99.1

Liberator, Inc. to Present at the 2012 FSX Investment Conference in Dallas, Texas on January 27th

Liberator CFO and Chief Marketing Officer to Present to Investors and Conduct 1-on-1 Meetings at the Conference

ATLANTA, Jan. 19, 2012 /PRNewswire/ -- Liberator, Inc. (OTCBB/OTCQB: LUVU), a dynamic high-growth and vertically integrated company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® brand, today announced that it will present at the FSX (Financial Services Exchange, Inc.) Investment Conference at approximately 9:25 am Central Time (exact time subject to change) on January 27th.

The FSX Conference is being held at the Ritz Carlton in Dallas, Texas from January 26-28, 2012.  Liberator CFO, Ron Scott, and Chief Marketing Officer, Michael Kane, will be presenting to investors and will be available for 1-on-1 meetings throughout the conference.

"The FSX Conference is a great opportunity for us to present Liberator and share our unique growth story with a network of investors and bankers from around the country and the world," said Ron Scott, CFO at Liberator, Inc. "We hope to continue to raise awareness within the investment community and build our shareholder base as we execute our business plan in 2012."

FSX is the premier investment conference organization in the United States, hosting quarterly investment conferences around the country, providing opportunities for networking and one-on-one communication between independent broker/dealers and companies seeking exposure or funding. FSX conferences also provide a forum for direct investment programs, mutual funds, and asset management companies. For more information visit: http://www.fsx1.com/.

About Liberator, Inc.

Liberator, Inc. is a dynamic high-growth and vertically integrated public company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® line of products, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination. Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, Liberator Bedroom Adventure Gear® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities. Products include Liberator shapes and positioning systems, pleasure objects, and sensual accessories.  Liberator, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia with a state-of-the-art conveyor-based sewing system that enables it to produce sewn products at the lowest possible cost in the United States. Manufacturing, sewing, photography, marketing, distribution, and design all happen in its facilities in Atlanta, which minimizes the use of sub-contractors and offshore labor. Liberator, Inc. has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and six international licensees. The company is known for cutting-edge advertising and product branding. The company's "Made in the USA" operations have contributed to significant brand awareness and a cult status worldwide. Since inception in 2002, Liberator has sold over $60 million of branded Liberator products.

Liberator operates an online retail e-commerce website at: www. Liberator.com and can be followed on Twitter at: www. twitter.com/Liberator.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the company's current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:

Liberator, Inc.
Ronald Scott, Chief Financial Officer
770-246-6426
ron.scott@Liberator.com

Financial Communications Contact:

Trilogy Capital Partners
Darren Minton, President
Toll-free: (800) 592-6067
Email: info@trilogy-capital.com